EXHIBIT 12
                                             STATEMENT RE COMPUTATION OF RATIOS

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
                                                                      Year Ended December 31,
                                                                      _______________________
                                        1991                1992                1993                1994                 1995
                                        ____                ____                ____                ____                 ____

Pretax earnings (losses)           $ 1,589,946         $(4,479,733)        $   876,982 (1)     $   962,344          $   393,593

Interest expense                       869,574             985,000             607,012             465,743              414,145
                                   ___________         ___________         ___________         ___________          ___________

Subtotal (A)                         2,459,520          (3,494,733)          1,483,994           1,428,087              807,738
                                   ___________         ___________         ___________         ___________          ___________

Interest expense                       869,574             985,000             607,012             465,743              414,145

Preferred stock dividend
     requirements                      102,000              79,945              76,830             107,564              219,111
                                   ___________         ___________         ___________         ___________          ___________

Subtotal (B)                       $   971,574         $ 1,064,945         $   683,842         $   573,307          $   633,256
                                   ___________         ___________         ___________         ___________          ___________

(A) divided by (B)                     2.53             (3.28) (2)             2.17                2.49                 1.28
                                       ====             ==========             ====                ====                 ====

<F1> Before extraordinary item.

<F2> Due to reorganization


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